Press Release

Contact
Kathy Ta
Vice President, Investor Relations
(408) 601-5697

MAXIM INTEGRATED REPORTS RESULTS FOR THE THIRD QUARTER OF FISCAL 2018

•	Revenue: $649 million

•	Gross Margin: 65.4% GAAP (67.2% excluding special items)

•	EPS: $0.68 GAAP ($0.73 excluding special items)

•	Fiscal fourth quarter revenue outlook: $610 to $650 million

SAN JOSE, CA – April 26, 2018 – Maxim Integrated Products, Inc. (NASDAQ:MXIM) reported net revenue of $649 million for its third quarter of fiscal 2018 ended March 31, 2018, a 4% increase from the $623 million revenue recorded in the prior quarter, and a 12% increase from the same quarter of last year.

Tunc Doluca, President and Chief Executive Officer, commented, “We are pleased with our performance in the March quarter. Compared to the same quarter last year, revenue grew strongly, driven by our power management products in Consumer, Automotive and Industrial with continued solid profitability.” Mr. Doluca continued, “Looking forward, we continue to expect significant growth drivers in Automotive, Industrial and Data Center.”

Fiscal Year 2018 Third Quarter Results
Based on Generally Accepted Accounting Principles (GAAP), diluted earnings per share in the March quarter was $0.68. The results were affected by pre-tax special items which primarily consisted of $13 million in charges related to acquisitions and $3 million in charges related to restructuring activities. GAAP earnings per share, excluding special items was $0.73. An analysis of GAAP versus GAAP excluding special items is provided in the last table of this press release.

Cash Flow Items
At the end of the third quarter of fiscal 2018, total cash, cash equivalents and short term investments were $2.72 billion, a decrease of $99 million from the prior quarter.
 Notable items included:

•	Cash flow from operations: $223 million

•	Capital expenditures: $17 million

•	Dividends paid: $118 million ($0.42 per share)

•	Stock repurchases: $128 million

Trailing twelve months free cash flow was $843 million. Free cash flow is a non-GAAP measure and is defined by net cash flow from operations less capital expenditures.

Business Outlook
The Company’s 90-day backlog at the beginning of the June 2018 quarter was $436 million. Based on the beginning backlog and expected turns, our results for the June 2018 quarter are forecasted to be as follows:

•	Revenue: $610 to $650 million

•	Gross Margin: 64% to 66% GAAP (66% to 68% excluding special items)

•	EPS: $0.62 to $0.68 GAAP ($0.67 to $0.73 excluding special items)

Maxim Integrated’s business outlook does not include the potential impact of any special items related to restructuring activity, acquisitions, or other business combinations that may be completed during the quarter.

Dividend
A cash dividend of $0.42 per share will be paid on June 14, 2018, to stockholders of record on May 31, 2018.

Conference Call
Maxim Integrated has scheduled a conference call on April 26 at 2:00 p.m. Pacific Time to discuss its financial results for the third quarter of fiscal 2018 and its business outlook. This call will be webcast by Shareholder.com and can be accessed at the Company’s website at investor.maximintegrated.com.

A presentation summarizing financial information to be discussed on the conference call is posted at investor.maximintegrated.com.

CONSOLIDATED BALANCE SHEETS
(Unaudited)
	March 31, 2018	December 30, 2017	March 25, 2017
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1,629,593	$1,631,510	$1,656,727
Short-term investments	1,094,801	1,191,765	499,154
Total cash, cash equivalents and short-term investments	2,724,394	2,823,275	2,155,881
Accounts receivable, net	320,553	235,695	257,592
Inventories	273,616	259,597	241,439
Other current assets	22,275	24,153	60,195
Total current assets	3,340,838	3,342,720	2,715,107
Property, plant and equipment, net	589,177	597,818	636,835
Intangible assets, net	90,848	67,716	103,981
Goodwill	532,904	491,015	491,015
Other assets	69,428	65,243	70,845
TOTAL ASSETS	$4,623,195	$4,564,512	$4,017,783

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$84,407	$84,770	$82,938
Income taxes payable	24,339	10,523	4,538
Accrued salary and related expenses	147,771	113,716	135,702
Accrued expenses	48,384	37,687	35,208
Deferred margin on shipments to distributors	—	—	35,724
Current portion of long-term debt	499,050	498,694	—
Total current liabilities	803,951	745,390	294,110
Long-term debt	990,787	990,428	991,877
Income taxes payable	817,969	801,260	534,028
Other liabilities	59,497	41,736	37,459
Total liabilities	2,672,204	2,578,814	1,857,474

Stockholders' equity:
Common stock and capital in excess of par value	283	283	284
Retained earnings	1,963,912	1,997,207	2,169,760
Accumulated other comprehensive loss	(13,204)	(11,792)	(9,735)
Total stockholders' equity	1,950,991	1,985,698	2,160,309
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$4,623,195	$4,564,512	$4,017,783

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CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended
	March 31, 2018	December 30, 2017	March 25, 2017
	(in thousands, except per share data)
Net revenues	$648,599	$622,637	$581,216
Cost of goods sold (1)	224,653	212,961	214,312
Gross margin	423,946	409,676	366,904
Operating expenses:
Research and development	114,390	115,896	113,163
Selling, general and administrative	81,304	85,323	73,987
Intangible asset amortization	876	995	2,348
Impairment of long-lived assets (2)	—	850	1,000
Severance and restructuring expenses	2,272	6,523	450
Other operating expenses (income), net	266	(959)	1,704
Total operating expenses (income), net	199,108	208,628	192,652
Operating income (loss)	224,838	201,048	174,252
Interest and other income (expense), net	(2,534)	(3,121)	(3,884)
Income (loss) before provision for income taxes	222,304	197,927	170,368
Income tax provision (benefit) (3)	28,677	272,942	30,155
Net income (loss)	$193,627	$(75,015)	$140,213

Earnings (loss) per share:
Basic	$0.69	$(0.27)	$0.50
Diluted	$0.68	$(0.27)	$0.49

Shares used in the calculation of earnings (loss) per share:
Basic	280,850	281,560	282,903
Diluted	285,881	281,560	287,882

Dividends paid per share	$0.42	$0.36	$0.33

SCHEDULE OF SPECIAL ITEMS
(Unaudited)
	Three Months Ended
	March 31, 2018	December 30, 2017	March 25, 2017
	(in thousands)
Cost of goods sold:
Intangible asset amortization	$12,101	$11,139	$11,064
Accelerated depreciation (1)	—	—	1,103
Total	$12,101	$11,139	$12,167

Operating expenses:
Intangible asset amortization	$876	$995	$2,348
Impairment of long-lived assets (2)	—	850	1,000
Severance and restructuring	2,272	6,523	450
Other operating expenses (income), net	266	(959)	1,704
Total	$3,414	$7,409	$5,502

Interest and other expense (income), net	$(97)	$(119)	$(48)
Total	$(97)	$(119)	$(48)

Provision (benefit) for income taxes:
Impact of U.S. tax legislation (3)	$—	$243,550	$—
Total	$—	$243,550	$—

(1) Includes building and equipment accelerated depreciation related to the Dallas manufacturing facility during the third quarter of fiscal year 2017.
(2) Includes impairment of investments in privately-held companies.
(3) Includes effect of U.S. tax legislation enacted on December 22, 2017.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	March 31, 2018	December 30, 2017	March 25, 2017
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$193,627	$(75,015)	$140,213
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	20,605	21,040	18,300
Depreciation and amortization	37,201	35,813	40,473
Deferred taxes	(2,670)	(3,188)	(16,967)
Loss (gain) from sale of property, plant and equipment	1,160	(649)	4,809
Impairment of of investment in privately-held companies	—	850	1,000
Changes in assets and liabilities:
Accounts receivable	(80,953)	(2,480)	(33,249)
Inventories	(11,036)	(14,125)	(5,505)
Other current assets	(1,244)	31,459	16,862
Accounts payable	(235)	13,643	11,887
Income taxes payable	30,067	234,264	20,931
Deferred margin on shipments to distributors	—	(16,994)	(412)
Accrued salary and related expenses	33,408	10,523	26,227
All other accrued liabilities	3,295	(5,266)	(3,872)
Net cash provided by (used in) operating activities	223,225	229,875	220,697
Cash flows from investing activities:
Purchase of property, plant and equipment	(16,930)	(22,413)	(8,286)
Proceeds from sales of property, plant and equipment	2,844	1,444	787
Proceeds from sale of available-for-sale securities	60,008	21,895	—
Proceeds from maturity of available-for-sale securities	304,289	118,211	—
Payment in connection with business acquisition, net of cash acquired	(57,773)	—	—
Purchases of available-for-sale securities	(268,821)	(137,166)	(99,398)
Purchases of privately-held companies' securities	(1,250)	(1,500)	(162)
Net cash provided by (used in) investing activities	22,367	(19,529)	(107,059)
Cash flows from financing activities:
Net issuance of restricted stock units	(9,642)	(6,104)	(8,268)
Proceeds from stock options exercised	7,716	13,507	17,502
Issuance of common stock under employee stock purchase program	—	14,975	(3,194)
Repurchase of common stock	(127,700)	(76,953)	(56,999)
Dividends paid	(117,883)	(101,421)	(93,387)
Net cash provided by (used in) financing activities	(247,509)	(155,996)	(144,346)
Net increase (decrease) in cash and cash equivalents	(1,917)	54,350	(30,708)
Cash and cash equivalents:
Beginning of period	$1,631,510	$1,577,160	$1,687,435
End of period	$1,629,593	$1,631,510	$1,656,727

Total cash, cash equivalents, and short-term investments	$2,724,394	$2,823,275	$2,155,881

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ANALYSIS OF GAAP VERSUS GAAP EXCLUDING SPECIAL ITEMS DISCLOSURES
(Unaudited)
	Three Months Ended
	March 31, 2018	December 30, 2017	March 25, 2017
	(in thousands, except per share data)
Reconciliation of GAAP gross profit to GAAP gross profit excluding special items:
GAAP gross profit	$423,946	$409,676	$366,904
GAAP gross profit %	65.4%	65.8%	63.1%

Special items:
Intangible asset amortization	12,101	11,139	11,064
Accelerated depreciation (1)	—	—	1,103
Total special items	12,101	11,139	12,167
GAAP gross profit excluding special items	$436,047	$420,815	$379,071
GAAP gross profit % excluding special items	67.2%	67.6%	65.2%

Reconciliation of GAAP operating expenses to GAAP operating expenses excluding special items:
GAAP operating expenses	$199,108	$208,628	$192,652

Special items:
Intangible asset amortization	876	995	2,348
Impairment of long-lived assets (2)	—	850	1,000
Severance and restructuring	2,272	6,523	450
Other operating expenses (income), net	266	(959)	1,704
Total special items	3,414	7,409	5,502
GAAP operating expenses excluding special items	$195,694	$201,219	$187,150

Reconciliation of GAAP net income (loss) to GAAP net income excluding special items:
GAAP net income (loss)	$193,627	$(75,015)	$140,213

Special items:
Intangible asset amortization	12,977	12,134	13,412
Accelerated depreciation (1)	—	—	1,103
Impairment of long-lived assets (2)	—	850	1,000
Severance and restructuring	2,272	6,523	450
Other operating expenses (income), net	266	(959)	1,704
Interest and other expense (income), net	(97)	(119)	(48)
Pre-tax total special items	15,418	18,429	17,621
Other income tax effects and adjustments (3)	151	(897)	1,957
Impact of U.S. tax legislation (4)	—	243,550	—
GAAP net income excluding special items	$209,196	$186,067	$159,791

GAAP net income per share excluding special items:
Basic	$0.74	$0.66	$0.56
Diluted	$0.73	$0.65	$0.56

Shares used in the calculation of earnings per share excluding special items:
Basic	280,850	281,560	282,903
Diluted (5)	285,881	286,356	287,882

(1) Includes building and equipment accelerated depreciation related to the Dallas manufacturing facility during the third quarter of fiscal year 2017.
(2) Includes impairment of investments in privately-held companies.
(3) Includes tax effect of pre-tax special items and miscellaneous tax adjustments.
(4) Includes effect of U.S. tax legislation enacted on December 22, 2017.
(5) Shares used in diluted earnings per share excluding special items differs from GAAP loss per share due to net income on a non-GAAP basis during second quarter of fiscal year 2018.

Non-GAAP Measures
To supplement the consolidated financial results prepared under GAAP, Maxim Integrated uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude special items related to intangible asset amortization; accelerated depreciation; impairment of long-lived assets; severance and restructuring; other operating expenses (income), net; interest and other expense (income), net; and other income tax effects and adjustments. We defined free cash flow as net cash provided from operations less gross capital expenditures. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate Maxim Integrated’s current performance. Many analysts covering Maxim Integrated use the non-GAAP measures as well. Given management’s use of these non-GAAP measures, Maxim Integrated believes these measures are important to investors in understanding Maxim Integrated’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in Maxim Integrated’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. The non-GAAP measures displayed in the table above include the following:

GAAP Gross Profit Excluding Special Items
The use of GAAP gross profit excluding special items allows management to evaluate the gross margin of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization and accelerated depreciation. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP gross profit excluding special items to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of Maxim Integrated’s core businesses.

GAAP Operating Expenses Excluding Special Items
The use of GAAP operating expenses excluding special items allows management to evaluate the operating expenses of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization; impairment of long-lived assets; severance and restructuring, and other operating expenses (income), net. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP operating expenses excluding special items to enable investors and analysts to evaluate our core business and its direct operating expenses.

GAAP Provision for Income Taxes Excluding Special Items
The use of a GAAP provision for income taxes excluding special items allows management to evaluate the provision for income taxes across different reporting periods on a consistent basis, independent of special items including the tax provision impact of pre-tax special items. In fiscal year 2016, we began using a long-term tax rate to compute the GAAP provision for income taxes excluding special items. We reviewed the long-term tax rate on an annual basis and more frequently whenever events occurred that may have materially affected the long-term tax rate such as tax law changes; significant changes in our geographic earnings mix; or changes in our corporate structure. This long-term tax rate considered the income tax impact of pre-tax special items and eliminated the effects of significant non-recurring and period specific tax items which varied in size and frequency, including certain one-time tax charges resulting from U.S. tax legislation that was enacted on December 22, 2017. In the first quarter of fiscal year 2018, we began using a long-term tax rate of 14%, which was our forecast of the weighted average of our normalized fiscal year GAAP tax rate excluding special items over a four-year period, that included the past three fiscal years plus the current fiscal year projection at the beginning of fiscal year 2018. In the third quarter of fiscal year 2018, we modified our approach and began using a 12% tax rate for fiscal year 2018.  Because of the impacts of tax reform, a long-term average tax rate is no longer appropriate for the remainder of fiscal year 2018.  The tax rate of 12% best reflects the tax rate excluding special items for fiscal year 2018 as a single year. We continue to reevaluate our long-term expected tax rate for fiscal year 2019 and future years in light of the U.S. tax legislation that was enacted on December 22, 2017.

GAAP Net Income and GAAP Net Income per Share Excluding Special Items
The use of GAAP net income and GAAP net income per share excluding special items allow management to evaluate the operating results of Maxim Integrated’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization; accelerated depreciation; impairment of long-lived assets; severance and restructuring; other operating expenses (income), net; interest and other expense (income), net; and other income tax effects and adjustments. In addition, they are important components of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP net income and GAAP net income per share excluding special items to enable investors and analysts to understand the results of operations of Maxim Integrated’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.

“Safe Harbor” Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the Company’s business outlook and financial projections for its fourth quarter of fiscal 2018 ending in June 2018, which includes revenue, gross margin and earnings per share, as well as the Company’s expectation of significant growth drivers in Automotive, Industrial and Data Center.  These statements involve risk and uncertainty. Actual results could differ materially from those forecasted, based upon, among other things, general market and economic conditions, market developments that could adversely affect the growth of the mixed-signal analog market, product mix shifts, the loss of all or a substantial portion of our sales to one or more of our large customers, customer cancellations and price competition, as well as other risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 24, 2017 (the “Form 10-K”). The Form 10-K may be found at https://www.sec.gov/Archives/edgar/data/743316/000074331617000028/maxim10-kfy2017.htm.

All forward-looking statements included in this news release are made as of the date hereof and based on the information available to the Company as of the date hereof. The Company assumes no obligation to update any forward-looking statement except as required by law.

About Maxim Integrated
Maxim Integrated develops innovative analog and mixed-signal products and technologies to make systems smaller and smarter, with enhanced security and increased energy efficiency. We are empowering design innovation for our automotive, industrial, healthcare, mobile consumer, and cloud data center customers to deliver industry-leading solutions that help change the world. Learn more at http://www.maximintegrated.com.

Source: Maxim Integrated Investor Relations

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